SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 1999.




                                  BioTime, Inc.
             (Exact name of registrant as specified in its charter)

   California                         1-12830                   94-3127919
(State or other               (Commission File Number)        (IRS Employer
jurisdiction of incorporation)                             Identification No.)

                                935 Pardee Street
                           Berkeley, California 94710
                    (Address of principal executive offices)

                                 (510) 845-9535
              (Registrant's telephone number, including area code)




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         Statements  made in this  Report  that  are not  historical  facts  may
constitute   forward-looking   statements   that  are   subject   to  risks  and
uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include but are not limited to BioTime's ability to obtain foreign regulatory approval to market Hextend; competition from products manufactured and sold or being developed by other companies; the price of and demand for Hextend; BioTime's ability to negotiate favorable foreign licensing or other manufacturing and marketing agreements for Hextend; the availability of ingredients used in Hextend; and the availability of reimbursement for the cost of Hextend (and related treatment) from government health administration authorities, private health coverage insurers and other organizations. These and other risk factors are discussed in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission.


Item 5.  Other Events.

         On March 31, 1999, BioTime received approval from the United States Food and Drug Administration to market Hextend,(R) BioTime's physiologically balanced blood plasma volume expander, for the treatment of hypovolemia. Hypovolemia is a condition often associated with blood loss during surgery or from injury. Hextend maintains circulatory system fluid volume and oncotic pressure and keeps vital organs perfused during surgery. Hextend is the only blood plasma volume expander that contains hetastarch, buffer, multiple electrolytes, and glucose.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BIOTIME, INC.

                                           /s/Paul Segall
Date:  April 5, 1999                 By _______________________________________
                                           Paul E. Segall,
                                           Chairman and Chief Executive Officer